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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 1995, except with respect to the planned merger between Schwitzer, Inc. and a wholly-owned subsidiary of Kuhlman Corporation, as discussed in Note 16 to the consolidated financial statements, as to which the date is February 25, 1995, included and incorporated by reference in Schwitzer, Inc.'s Form 10-K for the year ended January 1, 1995 and to all references to our firm included in this registration statement.

                                          ________/S/ ARTHUR ANDERSEN LLP_______
                                                   ARTHUR ANDERSEN LLP


Charlotte, North Carolina,
April 19, 1995.